Exhibit 99.1
ENTERTAINMENT PROPERTIES TRUST REPORTS
THIRD QUARTER RESULTS
Kansas City, MO, November 4, 2009 — Entertainment Properties Trust (NYSE:EPR) today announced operating results for the third quarter and nine months ended September 30, 2009.
Total revenue was $68.1 million for the third quarter of 2009 compared to $75.0 million for the same quarter in 2008. Net loss available to common shareholders was $66.8 million, or $1.89 per diluted common share, compared to net income available to common shareholders of $28.5 million, or $0.88 per diluted common share, for the same quarter in 2008.
Funds From Operations (FFO) for the third quarter of 2009 was $30.4 million or $0.86 per share before non-cash charges for loan loss provisions and an impairment totaling $101.6 million. Including these non-cash charges, the Company incurred a FFO loss of $71.2 million or $2.01 per share compared to FFO of $38.9 million or $1.19 per share for same quarter in 2008.
For the nine months ended September 30, 2009, total revenue was $201.5 million compared to $209.6 million for the same period in 2008. Net loss available to common shareholders was $28.9 million, or $0.83 per diluted share, versus net income available to common shareholders of $73.9 million, or $2.42 per diluted share, for the same period last year. FFO for the nine months ended September 30, 2009 was $89.5 million or $2.56 per share before the non-cash charges. Including the non-cash charges, the Company incurred a FFO loss of $12.1 million or $0.35 per share compared to FFO of $104.2 million or $3.39 per share in the year ago period.
David Brain, President and CEO, commented on the results, “The fundamentals for the vast majority of our business continue to outperform most retail categories and the economy in general. The non-cash charges we recognized during the quarter relate to assets that were not otherwise significantly impacting our year-to-date FFO, and do not impact the health or resilience of our core business.” Mr. Brain continued, “Having appropriately addressed these issues, we look forward to continuing to grow our cash flow and opportunistically seeking accretive transactions”.
A reconciliation of FFO and the items impacting results follow:

	3rd Quarter		Year to Date
(dollars in millions, except per share amounts)	Amount	FFO/share	Amount	FFO/share
Provision for loan losses — Toronto Dundas Square Project	$(34.8)	$(0.98)	$(34.8)	$(0.99)
Provision for loan losses — Cappelli related notes receivable	(28.0)	(0.79)	(28.0)	(0.80)
Provision for loan losses — other notes receivable	(3.0)	(0.09)	(3.0)	(0.09)

Subtotal-provision for loan losses	$(65.8)	$(1.86)	$(65.8)	$(1.88)

Impairment charge — White Plains City Center	(35.8)	(1.01)	(35.8)	(1.03)

Total non-cash charges	$(101.6)	$(2.87)	$(101.6)	$(2.91)

FFO as reported	(71.2)	(2.01)	(12.1)	(0.35)
Add back non-cash charges	101.6	2.87	101.6	2.91

FFO as adjusted for non-cash charges	$30.4	$0.86	$89.5	$2.56

Dilutive impact of shares issued in Q3, net of interest savings		(0.01)		(0.01)

FFO as adjusted for non-cash charges and shares issued in Q3		$0.87		$2.57

Dividends declared per common share		$0.65		$1.95
FFO payout ratio, as adjusted		75%		76%

Portfolio Highlights
As of September 30, 2009, the Company’s real estate portfolio consisted of 80 megaplex theatres totaling approximately 6.6 million square feet, and restaurant, retail and other destination recreation and specialty properties totaling 3.9 million square feet. The Company also owned 22 public charter schools, and eight vineyards totaling approximately 1,590 acres and ten wineries totaling approximately 850 thousand square feet. In addition, as of September 30, 2009, the Company’s real estate mortgage loan portfolio had a carrying value of $518.1 million and included financing provided for entertainment, retail and recreational properties, including ten metropolitan ski areas covering approximately 6,100 acres in six states. At September 30, 2009, the Company’s megaplex theatres were 100% occupied, and the overall real estate portfolio was 97% occupied.
Movie theater box office continues to be robust, up 7% year to date over prior year. Furthermore, 2009/2010 charter school enrollments have been received and with 86% occupancy of our schools, the Company’s expected rent coverage of 1.8 times remains strong.
Capital Markets Update
During August and September 2009, the Company continued to deleverage its balance sheet and increase its transaction capacity by raising nearly $50 million in common equity. A total of 1.6 million common shares were issued through the direct share purchase component of the Company’s Dividend Reinvestment and Direct Share Purchase Plan, and the proceeds were used to reduce the balance outstanding on the Company’s unsecured revolving credit facility. These shares were sold at an average price of $31.97 per share.
At September 30, 2009 there was in excess of $149 million of unrestricted cash on hand and availability under the revolver.
Investment Update
Total investment spending for the nine months ended September 30, 2009 was approximately $58.0 million, with approximately $29.0 million funded for the completion of the Schlitterbahn water park in Kansas City, Kansas. The balance of investments for the nine months consisted primarily of continued funding of a wine facility in Sonoma, California, the Company’s expansion of pre-leased space at its Canadian entertainment retail centers, the completion of the Suffolk, Virginia development and additional investments in mortgage and other notes receivable.
Toronto Dundas Square Project (formerly known as Toronto Life Square)
During the quarter, the Company recognized a $34.8 million loan loss reserve on its mortgage note receivable related to the Toronto Dundas Square Project resulting from an assessment of fair market value as determined by management taking into account various factors including an independent appraisal of the property at September 30, 2009. No interest income has been recognized to date in 2009. The receiver continues to proceed with sale of the property, and the Company may become the owner of the property at the conclusion of the process. While the sale of the property was anticipated to close in the Fall of 2009, the receiver now expects the transaction to be completed at the end of the year. While the Partnership has been in receivership, cash flow has been retained by the estate and this excess cash flow will increase the amount available to settle the Company’s mortgage note receivable. Occupancy of the property remains at 91%.

Cappelli Related Investments
During the three months ended September 30, 2009, the Company impaired the last of three $10 million notes to Cappelli related entities. Furthermore, as a result of unpaid interest in the quarter on all three of these impaired loans and an assessment of each loan’s underlying collateral, the Company recorded a loan loss reserve of $28 million at September 30, 2009. The Company will continue to pursue collection of these notes.
The Company’s entertainment retail center in White Plains, New York, held in a consolidated joint venture, had a loan to fair value ratio in excess of 70% at the time of acquisition in May 2007. The loan, due in October 2010, is personally guaranteed by the principals of our minority partner, one of which is Mr. Cappelli who is either personally, or through his related interests, in default on several other obligations to the Company. Absent any improvement in the performance of the asset, the lender will likely require additional credit support and fees to extend the loan which will require cooperation of the partners. Without a resolution of our disputes with the principals of our minority partner, there can be no assurance that the Company and the minority partner will cooperate. The debt is currently non-recourse to the Company and as such the Company may elect not to further support the joint venture, which may include a decision to surrender the property at the loan’s maturity. Management determined the estimated fair value of the property at September 30, 2009 taking into account an independent appraisal, and determined that an impairment charge of $35.8 million was necessary. A portion of the impairment charge, $15.1 million, was allocated to the noncontrolling interest in this venture.
With regard to Concord, a planned casino and resort development in Sullivan County, New York, the New York legislature in July 2009 amended the hurdles for qualification for the reduction in the gaming tax from 68% to 25%. Formerly, the legislation required the developer to spend at least $1 billion dollars and employ 2,000 people. As amended, the legislation reduced the spending requirement to $600 million and the employee requirement was reduced to 1,000. The governor of New York signed this into law in August 2009. Additionally, the site has been approved for electronic table games, substantially expanding the gaming operations available to a casino operator. The developer of the project continues to seek financing for the casino. As previously communicated, interest income on the Company’s mortgage note receivable is being recognized on a cash basis and no interest income has been recognized on this note to date in 2009.
Notes Receivable
During the first quarter, the Company impaired $11.8 million in notes receivable and as a result accrual interest income recognition was ceased on January 1, 2009 for these notes. Interest income recognized on these notes, representing cash received, was $234 thousand and $597 thousand for the three and nine months ended September 30, 2009, respectively. At September 30, 2009, the Company recorded a loan loss reserve of $3.0 million related to these notes.
Dividend Information
On September 15, 2009, the Company declared a regular quarterly cash dividend of $0.65 per common share, which was paid on October 15, 2009 to common shareholders of record on September 30, 2009. This dividend represents an annualized dividend of $2.60 per common share. The Company also declared and paid third quarter cash dividends of $0.4844 per share on the 7.75% Series B Preferred Shares, $0.3594 per share on the 5.75% Series C Convertible Preferred Shares, $0.4609 per share on the 7.375% Series D Preferred Shares and $0.5625 per share on the 9.00% Series E Convertible Preferred Shares.

Earnings Guidance
The Company is revising its FFO per share guidance for 2009 (excluding charges) to $3.35 to $3.40 from its previous guidance of $3.40 to $3.60. This guidance reflects the revised outlook on the timing of the resolution on the Toronto Dundas Square Project, the impact of the Company’s issuance of common shares in the third quarter and the impact of lower contribution from notes receivable. The revised guidance excludes any transaction costs associated with the acquisition of the Toronto Dundas Square Project.
Additionally, the Company is announcing 2010 guidance for FFO per share of $3.40 - $3.50, excluding the impact of any investment spending in 2010.
Quarterly Supplemental
The Company’s quarterly supplemental information package for the third quarter and nine months ended September 30, 2009 is available on the Company’s website at www.eprkc.com.

ENTERTAINMENT PROPERTIES TRUST
Consolidated Statements of Income
(Unaudited)
(Dollars in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Rental revenue	$51,297	$52,139	$152,215	$151,201
Tenant reimbursements	4,734	5,249	13,627	16,114
Other income	441	460	2,310	1,657
Mortgage and other financing income	11,650	17,125	33,392	40,609

Total revenue	68,122	74,973	201,544	209,581

Property operating expense	6,708	6,612	21,108	19,947
Other expense	614	430	2,087	1,982
General and administrative expense	3,557	3,718	11,961	12,070
Costs associated with loan refinancing	—	—	117	—
Interest expense, net	19,355	17,689	54,274	52,117
Provision for loan losses	65,757	—	65,757	—
Impairment charges	35,801	—	35,801	—
Depreciation and amortization	11,921	11,170	36,383	32,184

Income (loss) before equity in income from joint ventures and discontinued operations	(75,591)	35,354	(25,944)	91,281
Equity in income from joint ventures	229	216	673	1,743

Income (loss) from continuing operations	$(75,362)	$35,570	$(25,271)	$93,024

Discontinued operations:
Loss from discontinued operations	—	—	—	(27)
Gain on sale of real estate	—	—	—	119

Net income (loss)	(75,362)	35,570	(25,271)	93,116
Add: Net loss attributable to noncontrolling interests	16,071	488	19,014	1,474

Net income (loss) attributable to Entertainment Properties Trust	(59,291)	36,058	(6,257)	94,590
Preferred dividend requirements	(7,552)	(7,552)	(22,655)	(20,714)

Net income (loss) available to common shareholders of Entertainment Properties Trust	$(66,843)	$28,506	$(28,912)	$73,876

Per share data attributable to Entertainment Properties Trust common shareholders:
Basic earnings per share data:
Income (loss) from continuing operations available to common shareholders	$(1.89)	$0.89	$(0.83)	2.44
Income from discontinued operations	—	—	—	—

Net income (loss) available to common shareholders	$(1.89)	$0.89	$(0.83)	$2.44

Diluted earnings per share data:
Income (loss) from continuing operations available to common shareholders	$(1.89)	$0.88	$(0.83)	$2.41
Income from discontinued operations	—	—	—	0.01

Net income (loss) available to common shareholders	$(1.89)	$0.88	$(0.83)	$2.42

Shares used for computation (in thousands):
Basic	35,445	32,033	34,937	30,252
Diluted	35,445	32,365	34,937	30,565

ENTERTAINMENT PROPERTIES TRUST
Reconciliation of Net Income Available to Common Shareholders to Funds From Operations (A)
(Unaudited, Dollars in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net income (loss) available to common shareholders of Entertainment Properties Trust	$(66,843)	$28,506	$(28,912)	$73,876
Real estate depreciation and amortization	11,728	10,958	35,804	31,597
Allocated share of joint venture depreciation	66	64	197	445
Noncontrolling interest	(16,118)	(604)	(19,188)	(1,673)

FFO available to common shareholders of Entertainment Properties Trust	$(71,167)	$38,924	$(12,099)	$104,245

FFO available to common shareholders of Entertainment Properties Trust	(71,167)	38,924	(12,099)	104,245
Preferred dividends for Series C	—	1,941	—	5,822

Diluted FFO available to common shareholders of Entertainment Properties Trust	$(71,167)	$40,865	$(12,099)	$110,067

FFO per common share attributable to Entertainment Properties Trust:
Basic	$(2.01)	$1.22	$(0.35)	$3.45
Diluted	(2.01)	1.19	(0.35)	3.39

Shares used for computation (in thousands):
Basic	35,445	32,033	34,937	30,252
Diluted	35,445	34,284	34,937	32,479

Weighted average shares outstanding — diluted EPS	35,445	32,365	34,937	30,565
Effect of dilutive Series C preferred shares	—	1,919	—	1,914

Adjusted weighted average shares outstanding — diluted	35,445	34,284	34,937	32,479

Other financial information:
Straight-lined rental revenue	$642	$1,016	$1,787	$2,909
Dividends per common share	$0.65	$0.84	$1.95	$2.52

(A)	The National Association of Real Estate Investment Trusts (NAREIT) developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under Generally Accepted Accounting Principles (GAAP). FFO is a widely used measure of the operating performance of real estate companies and is provided here as a supplemental measure to GAAP net income available to common shareholders and earnings per share. FFO, as defined under the NAREIT definition and presented by us, is net income available to common shareholders, computed in accordance with GAAP, excluding gains and losses from sales of depreciable operating properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. FFO is a non-GAAP financial measure. FFO does not represent cash flows from operations as defined by GAAP and is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company’s operations, cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO the same way so comparisons with other REITs may not be meaningful.

The dilutive effect of potential common shares from the exercise of share options is included in diluted earnings per share except in those periods with a loss from continuing operations.
The additional 1.9 million common shares that would result from the conversion of the Company’s 5.75% Series C cumulative convertible preferred shares and the additional 1.6 million common shares that would result from the conversion of the Company’s 9.00% Series E cumulative convertible preferred shares (issued on April 2, 2008) and the corresponding add-back of the preferred dividends declared on those shares are not included in the calculation of diluted earnings per share for the three and nine months ended September 30, 2009 because the effect is anti-dilutive. However, because a conversion of the 5.75% Series C cumulative convertible preferred shares would be dilutive to FFO per share for the three and nine months ended September 30, 2008, these adjustments have been made in the calculation of diluted FFO per share for these periods.
The Company’s nonvested share awards are considered participating securities and are included in the calculation of earnings per share under the two-class method as required by the Earnings Per Share Topic of the Financial Accounting Standards Board Accounting Standards Codification. Prior-period earnings per share data was computed using the treasury stock method and has been adjusted retrospectively, which lowered basic and diluted FFO per share by $0.01 for the three months ended September 30, 2008 and lowered basic FFO per share by $0.03 and diluted FFO per share by $0.02 for the nine months ended September 30, 2008.
ENTERTAINMENT PROPERTIES TRUST
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	As of	As of
	September 30, 2009	December 31, 2008
	(unaudited)
Assets
Rental properties, net	$1,726,136	$1,735,026
Property under development	20,575	30,835
Mortgage notes and related accrued interest receivable, net	518,069	508,506
Investment in a direct financing lease, net	168,884	166,089
Investment in joint ventures	2,435	2,493
Cash and cash equivalents	11,196	50,082
Restricted cash	15,902	11,004
Intangible assets, net	6,908	12,400
Deferred financing costs, net	13,159	10,741
Accounts receivable, net	31,714	33,405
Notes and related accrued interest receivable, net	12,395	40,338
Other assets	26,164	33,006

Total assets	$2,553,537	$2,633,925

Liabilities and Shareholders’ Equity
Accounts payable and accrued liabilities	$28,608	$35,665
Dividends payable	31,300	34,929
Unearned rents and interest	12,277	8,312
Long-term debt	1,184,139	1,262,368

Total liabilities	1,256,324	1,341,274
Entertainment Properties Trust shareholders’ equity	1,301,206	1,277,434
Noncontrolling interests	(3,993)	15,217

Total liabilities and shareholders’ equity	$2,553,537	$2,633,925

About Entertainment Properties Trust
Entertainment Properties Trust (NYSE:EPR) is a real estate investment trust (REIT) that develops, owns, leases, and finances properties for consumer-preferred, high-quality businesses. EPR’s investments are guided by a focus on inflection opportunities that are associated with or support enduring uses, excellent executions, attractive economics, and an advantageous market position. The Company’s total assets exceed $2.5 billion and include megaplex movie theatres and entertainment retail centers, as well as other destination recreational and specialty investments. Further information is available at www.eprkc.com or from Jon Weis at 888-EPR-REIT or info@eprkc.com.
CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS
With the exception of historical information, certain statements contained or incorporated by reference herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements may refer to our financial condition, results of operations, plans, objectives, acquisition or disposition of properties, future expenditures for development projects, capital resources, future financial performance and business. Forward-looking statements are not guarantees of performance. They involve numerous risks, uncertainties and assumptions. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “will be,” “continue,” “hope,” “goal,” “forecast,” “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” “would,” “may” or other similar expressions contained or incorporated by reference herein. In addition, references to our budgeted amounts are forward looking statements. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.
For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.